UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2025
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2025, Marathon Petroleum Corporation (the “Company”) announced the appointment of Maria A. Khoury to serve as its Executive Vice President and Chief Financial Officer effective January 19, 2026 (the “Effective Date”). In this capacity, Ms. Khoury will be the Company’s principal financial officer.
Ms. Khoury, 55, has served as Vice President, Group CFO Biotechnology, Life Sciences for Danaher Corporation, a global science and technology innovator, since 2021. In this role, she has finance responsibility for Cytiva Operating Companies (formerly GE Healthcare Life Sciences) and Pall Life Sciences, including oversight of the audit, treasury and tax functions. Ms. Khoury served as CFO Cytiva, Danaher Life Sciences Vice President Finance and IT, from 2020 to 2021, and as CFO GE Life Sciences, GE Healthcare from 2017 through its acquisition by Danaher in 2019. From 2010 to 2017, Ms. Khoury served in financial leadership positions within GE Oil & Gas, including as CFO of GE’s Oil Field Services division. From 1999 to 2010, she held domestic and international positions of increasing responsibility in financial planning and analysis and treasury for GE Corporate and GE Capital Treasury. Before joining GE in 1999, Ms. Khoury spent five years with Cargill, Inc, where she began her finance career.
Ms. Khoury’s annual base salary will be $800,000, and her target bonus opportunity under the Company’s annual cash bonus (“ACB”) program will be equal to 100% of her base salary. Her actual bonus will be based on performance relative to the performance goals established under the ACB program. Ms. Khoury’s target award value under the Company’s long-term incentive (“LTI”) award program for 2026 will be $2,400,000. Descriptions of the ACB and LTI programs are included in the Company’s Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders, filed on Schedule 14A with the Securities and Exchange Commission on March 17, 2025 (the “2025 Proxy Statement”). Ms. Khoury will also be eligible to participate in the Company’s other benefit plans and programs such as health and life insurance, income protection in a circumstance of long-term and short-term disability, relocation assistance and retirement and severance benefits plans, descriptions of which are included in the 2025 Proxy Statement.
In connection with her appointment as the Company’s Executive Vice President and Chief Financial Officer, Ms. Khoury will receive a one-time grant of restricted stock units with a grant date value of $275,000. This grant will be made under the Marathon Petroleum Corporation 2021 Incentive Compensation Plan on the Effective Date, and will vest in three substantially equal annual installments starting on the first anniversary of the grant date, subject to Ms. Khoury’s continued service with the Company through the applicable vesting dates. This grant is intended to compensate Ms. Khoury for the value of the equity incentives she will forfeit upon departing her current employer to join the Company.
Other than with respect to the compensation matters described above, there are no arrangements or understandings between Ms. Khoury and any other persons pursuant to which Ms. Khoury was appointed the Company’s Executive Vice President and Chief Financial Officer. There are no family relationships between Ms. Khoury and any director or executive officer of the Company, and Ms. Khoury has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Khoury will succeed John J. Quaid, who will cease to serve as Executive Vice President and Chief Financial Officer of the Company on the Effective Date. Thereafter, Mr. Quaid will continue with the Company in a non-executive officer role for a period of transition.

Item 8.01	Other Events.
A copy of the press release announcing certain of the matters described under Item 5.02 of this Current Report on Form 8-K is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by Marathon Petroleum Corporation on December 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: December 18, 2025	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Chief Legal Officer and Corporate Secretary